                                                                      EXHIBIT 11

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                  PRO FORMA CALCULATION OF EARNINGS PER SHARE

                                                                                     EARNINGS
                                                         INCOME         NUMBER        (LOSS)
                                                         (LOSS)       OF SHARES      PER SHARE
                                                       ----------     ----------     ---------
    1996.............................................  $1,696,446      7,511,500       $ .23
    1995.............................................  $    1,527      7,511,500       $ .00
    1994                                               $ (651,720)     7,511,500       $(.09)
    1993.............................................  $  948,779      7,511,500       $ .13
    1992.............................................  $  390,640      7,511,500       $ .05

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Note: Assume no options, warrants etc. and the total number of shares were issued on January 1, 1992.